EXHIBIT 4(a)-15








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                       PREFERRED SECURITIES GUARANTEE AGREEMENT


                          Washington Water Power Capital II


                               Dated as of ______, 199_


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



                          THE WASHINGTON WATER POWER COMPANY


            RECONCILIATION AND TIE BETWEEN TRUST INDENTURE ACT OF 1939 AND PREFERRED SECURITIES GUARANTEE, DATED AS OF ________ 1, 199_*
           ----------------------------------------------------------------


                                                            PREFERRED SECURITIES
     TRUST INDENTURE ACT SECTION                            GUARANTEE SECTION(S)
     ---------------------------                            --------------------


     <Section> 310(a)(1) . . . . . . . . . . . . . . .     4.1(a)
         (a)(2)  . . . . . . . . . . . . . . . . . . .     4.1(a)
         (a)(3)  . . . . . . . . . . . . . . . . . . .     Not Applicable
         (a)(4)  . . . . . . . . . . . . . . . . . . .     Not Applicable
         (b)     . . . . . . . . . . . . . . . . . . .     2.8, 4.1(c), 4.1(d)
         (c)     . . . . . . . . . . . . . . . . . . .     Not Applicable
     <Section> 311(a)  . . . . . . . . . . . . . . . .     2.2(b)
         (b)     . . . . . . . . . . . . . . . . . . .     2.2(b)
         (c)     . . . . . . . . . . . . . . . . . . .     Not Applicable
     <Section> 312(a)  . . . . . . . . . . . . . . . .     2.2(a)
         (b)     . . . . . . . . . . . . . . . . . . .     2.2(b)
     <Section> 313 . . . . . . . . . . . . . . . . . .     2.3
     <Section> 314(a)  . . . . . . . . . . . . . . . .     2.4
         (b)     . . . . . . . . . . . . . . . . . . .     Not Applicable
         (c)     . . . . . . . . . . . . . . . . . . .     2.5
         (d)     . . . . . . . . . . . . . . . . . . .     Not Applicable
         (e)     . . . . . . . . . . . . . . . . . . .     1.1   (Definition  of
                                                                 Officer's
                                                                 Certificate
     <Section> 315(a)  . . . . . . . . . . . . . . . .     3.1(c)
         (b)     . . . . . . . . . . . . . . . . . . .     2.7(a)
         (c)     . . . . . . . . . . . . . . . . . . .     3.1(d)
         (d)     . . . . . . . . . . . . . . . . . . .     3.1(e)
     <Section> 316(a)(1) . . . . . . . . . . . . . . .     2.6, 5.4(a)
         (b)     . . . . . . . . . . . . . . . . . . .     5.4(b)
         (c)     . . . . . . . . . . . . . . . . . . .     Not Applicable
     <Section> 317 . . . . . . . . . . . . . . . . . .     3.1(f)
     <Section> 318 . . . . . . . . . . . . . . . . . .     2.1

     _____________________________
     * This Reconciliation and Tie does not constitute part of the Preferred Securities Guarantee and shall not affect the interpretation of any of its terms or provisions.


                                  TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                      ARTICLE I
                            DEFINITIONS AND INTERPRETATION

     SECTION 1.1    Definitions and Interpretation . . . . . . . . . . . . . . 2

                                      ARTICLE II
                                 TRUST INDENTURE ACT

     SECTION 2.1    Trust Indenture Act; Application . . . . . . . . . . . . . 5
     SECTION 2.2    Lists of Holders of Securities . . . . . . . . . . . . . . 5
     SECTION 2.3    Reports by the Preferred Guarantee Trustee . . . . . . . . 5
     SECTION 2.4    Periodic Reports to Preferred Guarantee Trustee    . . . . 6
     SECTION 2.5    Evidence of Compliance with Conditions Precedent . . . . . 6
     SECTION 2.6    Events of Default; Waiver  . . . . . . . . . . . . . . . . 6
     SECTION 2.7    Event of Default; Notice . . . . . . . . . . . . . . . . . 6
     SECTION 2.8    Conflicting Interests  . . . . . . . . . . . . . . . . . . 6

                                     ARTICLE III
                             POWERS, DUTIES AND RIGHTS OF
                             PREFERRED GUARANTEE TRUSTEE

     SECTION 3.1    Powers and Duties of the Preferred Guarantee Trustee . . . 7
     SECTION 3.2    Certain Rights of Preferred Guarantee Trustee  . . . . . . 9
     SECTION 3.3    Not  Responsible  for  Recitals  or  Issuance  of
                    Guarantee Securities . . . . . . . . . . . . . . . . . .  10


                                      ARTICLE IV
                             PREFERRED GUARANTEE TRUSTEE

     SECTION 4.1    Preferred Guarantee Trustee; Eligibility . . . . . . . .  11
     SECTION 4.2    Appointment, Removal and Resignation of  Preferred Guarantee
                    Trustee  . . . . . . . . . . . . . . . . . . . . . . . .  12

                                      ARTICLE V
                                      GUARANTEE

     SECTION 5.1    Guarantee  . . . . . . . . . . . . . . . . . . . . . . .  13
     SECTION 5.2    Waiver of Notice and Demand  . . . . . . . . . . . . . .  13
     SECTION 5.3    Obligations Not Affected . . . . . . . . . . . . . . . .  13
     SECTION 5.4    Rights of Holders  . . . . . . . . . . . . . . . . . . .  14
     SECTION 5.5    Guarantee of Payment . . . . . . . . . . . . . . . . . .  14
     SECTION 5.6    Subrogation  . . . . . . . . . . . . . . . . . . . . . .  14
     SECTION 5.7    Independent Obligations  . . . . . . . . . . . . . . . .  15

                                      ARTICLE VI
                                    SUBORDINATION

     SECTION 6.1    Ranking  . . . . . . . . . . . . . . . . . . . . . . . .  15
     SECTION 6.2    Effect of Subordination Provisions; Termination  . . . .  15

                                     ARTICLE VII
                                     TERMINATION

     SECTION 7.1    Termination  . . . . . . . . . . . . . . . . . . . . . .  16

                                     ARTICLE VIII
                                   INDEMNIFICATION

     SECTION 8.1    Exculpation  . . . . . . . . . . . . . . . . . . . . . .  16
     SECTION 8.2    Indemnification  . . . . . . . . . . . . . . . . . . . .  17

                                      ARTICLE IX
                                    MISCELLANEOUS

     SECTION 9.1    Assignment . . . . . . . . . . . . . . . . . . . . . . .  17
     SECTION 9.2    Successors and Assigns . . . . . . . . . . . . . . . . .  17
     SECTION 9.3    Amendments . . . . . . . . . . . . . . . . . . . . . . .  17
     SECTION 9.4    Notices  . . . . . . . . . . . . . . . . . . . . . . . .  17
     SECTION 9.5    Benefit  . . . . . . . . . . . . . . . . . . . . . . . .  18
     SECTION 9.6    Governing Law  . . . . . . . . . . . . . . . . . . . . .  18
     SECTION 9.7    Counterparts . . . . . . . . . . . . . . . . . . . . . .  19


                       PREFERRED SECURITIES GUARANTEE AGREEMENT


               This GUARANTEE AGREEMENT (the "Preferred Securities Guarantee"), dated as of ______, 199_, is executed and delivered by The Washington Water Power Company, a Washington corporation (the "Guarantor"), and Wilmington Trust Company, a Delaware banking corporation, as trustee (the "Preferred Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Preferred Securities (as defined herein) of Washington Water Power Capital II, a Delaware statutory business trust (the "Issuer").

               WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), dated as of ______, 199_, among the trustees of the Issuer named therein, the Guarantor, as sponsor, and the holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer is issuing on the date hereof __________ preferred securities, having an aggregate liquidation amount of $___________, designated the ____% Trust Originated Preferred Securities, Series B (the "Preferred Securities");

               WHEREAS, as incentive for the Holders to purchase the Preferred Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Preferred Securities Guarantee, to pay to the Holders of the Preferred Securities the Guarantee Payments (as defined herein); and

               WHEREAS, the Guarantor is also executing and delivering a guarantee agreement (the "Common Securities Guarantee") in substantially identical terms to this Preferred Securities Guarantee for the benefit of the holders of the Common Securities (as defined herein), except that if an Event of Default (as defined in the Indenture), has occurred and is continuing, the rights of holders of the Common Securities to receive Guarantee Payments (as defined in the Common Securities Guarantee) under the Common Securities Guarantee are subordinated to the rights of Holders of Preferred Securities to receive Guarantee Payments under this Preferred Securities Guarantee.

               NOW, THEREFORE, in consideration of the purchase by each Holder of Preferred Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Preferred Securities Guarantee for the benefit of the Holders.

                                      ARTICLE I
                            DEFINITIONS AND INTERPRETATION

     SECTION 1.1    Definitions and Interpretation
                    ------------------------------

               In this Preferred Securities Guarantee, unless the context otherwise requires:

               (a)  Capitalized   terms  used   in  this   Preferred  Securities
                    Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

               (b) terms defined in the Declaration as at the date of execution of this Preferred Securities Guarantee have the same meaning when used in this Preferred Securities Guarantee unless otherwise defined in this Preferred Securities Guarantee;

               (c)  a  term  defined  anywhere  in  this   Preferred  Securities
                    Guarantee has the same meaning throughout;

               (d) all references to "the Preferred Securities Guarantee" or "this Preferred Securities Guarantee" are to this Preferred Securities Guarantee as modified, supplemented or amended from time to time;

               (e) all references in this Preferred Securities Guarantee to Articles and Sections are to Articles and Sections of this Preferred Securities Guarantee, unless otherwise specified;

               (f) a term defined in the Trust Indenture Act has the same meaning when used in this Preferred Securities Guarantee, unless otherwise defined in this Preferred Securities Guarantee or unless the context otherwise requires; and

               (g) a reference to the singular includes the plural and vice versa.

              "Affiliate" has  the same meaning  as given to that  term in Rule
               ---------
     405 of the Securities Act of 1933, as amended, or any successor rule thereunder.

               "Business Day" means any day other than a day on which banking
                ------------
    institutions in the City of New York, New York are authorized or required by any applicable law to close.

               "Common Securities" means the securities representing common
                -----------------
     undivided beneficial interests in the assets of the Issuer.

               "Corporate Trust Office" means the office of the Preferred
                ----------------------
     Guarantee Trustee at which the corporate trust business of the Preferred Guarantee Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Agreement is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890.

            "Covered  Person"  means  any   Holder  or  beneficial  owner  of
              --------------
     Preferred Securities.

               "Debentures" means the series of junior subordinated debt
                ----------
     securities  of  the  Guarantor  designated the  ____%  Junior  Subordinated
     Deferrable  Interest   Debentures,  Series   B,  due   20__  held   by  the
     Institutional Trustee of the Issuer.

               "Event of Default" means a default by the Guarantor on any of its
                ----------------
     payment or other obligations under this Preferred Securities Guarantee.

           "Guarantee Payments" means the following payments or distributions,
            ------------------
     without duplication, with respect to the Preferred Securities, to the extent not paid or made by the Issuer: (i) any accrued and unpaid Distributions that are required to be paid on such Preferred Securities to the extent the Issuer shall have funds available therefor, (ii) the redemption price, including all accrued and unpaid Distributions to the date of redemption (the "Redemption Price") to the extent the Issuer shall have funds available therefor, with respect to any Preferred Securities called for redemption by the Issuer, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Issuer (other than in connection with the distribution of Debentures to the Holders in exchange for Preferred Securities as provided in the Declaration), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid Distributions on the Preferred Securities to the date of payment and
     (b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer (in either case, the "Liquidation Distribution").

               "Holder" means any holder, as registered on the books and records
                ------
     of the Issuer of any Preferred Securities; provided, however, that in determining whether the holders of the requisite percentage of Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Affiliate of the Guarantor.

               "Indemnified Person" means the Preferred Guarantee Trustee, any
                ------------------
     Affiliate of the Preferred Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Preferred Guarantee Trustee.

               "Indenture" means the Indenturedated as of ______ 1,199_, between
                ---------
     the Guarantor (the "Debenture Issuer") and Wilmington Trust Company, as trustee, as supplemented, pursuant to which certain subordinated debt securities of the Debenture Issuer are to be issued to the Property Trustee of the Issuer.

           "Majority in liquidation amount  of the Securities" means, except as
           ------------------------------------------------
     provided by the Trust Indenture Act, a vote by Holder(s) of Preferred Securities, voting separately as a class, of more than 50% of the liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all Preferred Securities.

               "Officer's Certificate" means, with respect to any Person, a
                ---------------------
     certificate signed by an Authorized Officer of such Person. Any Officer's Certificate delivered with respect to compliance with a condition or covenant provided for in this Preferred Securities Guarantee shall include:

               (a)  a  statement   that  the  officer   signing  the   Officer's
          Certificate has read the covenant or condition and the definition relating thereto;

               (b) a brief statement of the nature and scope of the examination or investigation undertaken by the officer in rendering the Officer's Certificate;

               (c) a statement that such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (d) a statement as to whether, in the opinion of such officer, such condition or covenant has been complied with.

               "Person" means a legal person, including any individual,
                ------
     corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

               "Preferred Guarantee Trustee" means Wilmington Trust Company, a
                ---------------------------
     Delaware banking corporation, until a Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Preferred Securities Guarantee and thereafter means each such Successor Preferred Guarantee Trustee.

               "Responsible Officer" means, with respect to the Preferred
                -------------------
     Guarantee Trustee, any officer within the Corporate Trust Office of the Preferred Guarantee Trustee, including any vice president, any assistant vice president, any assistant secretary, the treasurer, any assistant treasurer or other officer of the Corporate Trust Office of the Preferred Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

           "Successor Preferred Guarantee Trustee" means a successor Preferred
            -------------------------------------
     Guarantee Trustee possessing the qualifications to act as Preferred Guarantee Trustee under Section 4.1.

               "Trust Indenture Act" means the Trust Indenture Act of 1939, as
                -------------------
     amended.

               "Trust Securities" means the Common Securities and the Preferred
                ----------------
     Securities.


                                      ARTICLE II
                                 TRUST INDENTURE ACT

     SECTION 2.1    Trust Indenture Act; Application
                    --------------------------------

               (a) This Preferred Securities Guarantee is subject to the provisions of the Trust Indenture Act that are required to be part of this Preferred Securities Guarantee and shall, to the extent applicable, be governed by such provisions; and

               (b) if and to the extent that any provision of this Preferred Securities Guarantee limits, qualifies or conflicts with the duties imposed by Section 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

     SECTION 2.2    Lists of Holders of Securities
                    ------------------------------

               (a) The Guarantor shall provide the Preferred Guarantee Trustee with a list, in such form as the Preferred Guarantee Trustee may reasonably require, of the names and addresses of the Holders of the Preferred Securities ("List of Holders") as of such date, (i) within 1 Business Day after January 1 and June 30 of each year, and (ii) at any other time, within 30 days of receipt by the Guarantor of a written request for a List of Holders as of a date no more than 14 days before such List of Holders is given to the Preferred Guarantee Trustee; provided, however, that the Guarantor shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Preferred Guarantee Trustee by the Guarantor. The Preferred Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

               (b) The Preferred Guarantee Trustee shall comply with its obligations under Sections 311(a), 311(b) and Section 312(b) of the Trust Indenture Act.

     SECTION 2.3    Reports by the Preferred Guarantee Trustee
                    ------------------------------------------

               Within 60 days after May 15 of each year, the Preferred Guarantee Trustee shall provide to the Holders of the Preferred Securities such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Preferred Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

     SECTION 2.4    Periodic Reports to Preferred Guarantee Trustee
                    -----------------------------------------------

               The Guarantor shall provide to the Preferred Guarantee Trustee such documents, reports and information as required by Section 314 (if any) and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by
     Section 314 of the Trust Indenture Act.

     SECTION 2.5    Evidence of Compliance with Conditions Precedent
                    ------------------------------------------------

               The Guarantor shall provide to the Preferred Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Preferred Securities Guarantee that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to
     Section 314(c)(1) may be given in the form of an Officer's Certificate.

     SECTION 2.6    Events of Default; Waiver
                    -------------------------

               The Holders of a Majority in liquidation amount of Preferred Securities may, by vote, on behalf of the Holders of all of the Preferred Securities, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Preferred Securities Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

     SECTION 2.7    Event of Default; Notice
                    ------------------------

               (a) The Preferred Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders of the Preferred Securities, notices of all Events of Default actually known to a Responsible Officer of the Preferred Guarantee Trustee, unless such defaults have been cured before the giving of such notice; provided, however, that the Preferred Guarantee Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Preferred Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Preferred Securities.

               (b) The Preferred Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Preferred Guarantee Trustee shall have received written notice, or a Responsible Officer of the
     Preferred Guarantee Trustee charged with the administration of the Declaration shall have obtained actual knowledge.

     SECTION 2.8    Conflicting Interests
                    ---------------------

               The Declaration shall be deemed to be specifically described in this Preferred Securities Guarantee for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.


                                     ARTICLE III
                             POWERS, DUTIES AND RIGHTS OF
                             PREFERRED GUARANTEE TRUSTEE

     SECTION 3.1    Powers and Duties of the Preferred Guarantee Trustee
                    ----------------------------------------------------

               (a) This Preferred Securities Guarantee shall be held by the Preferred Guarantee Trustee for the benefit of the Holders of the Preferred Securities, and the Preferred Guarantee Trustee shall not transfer this Preferred Securities Guarantee to any Person except a Holder of Preferred Securities exercising his or her rights pursuant to Section 5.4(b) or to a Successor Preferred Guarantee Trustee on acceptance by such Successor
     Preferred Guarantee Trustee of its appointment to act as Successor Preferred Guarantee Trustee. The right, title and interest of the Preferred Guarantee Trustee shall automatically vest in any Successor Preferred Guarantee Trustee, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Preferred Guarantee Trustee.

               (b) If an Event of Default actually known to a Responsible Officer of the Preferred Guarantee Trustee has occurred and is continuing, the Preferred Guarantee Trustee shall enforce this Preferred Securities Guarantee for the benefit of the Holders of the Preferred Securities.

               (c)  Except during the continuance of an Event of Default,

               (i) the Preferred Guarantee Trustee undertakes to perform only such duties as are specifically set forth in this Preferred Securities Guarantee, and no implied covenants shall be read into this Preferred Securities Guarantee against the Preferred Guarantee Trustee; and

               (ii) in the absence of bad faith on its part, the Preferred Guarantee Trustee may, with respect to Preferred Securities of such series, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Preferred Guarantee Trustee and conforming to the requirements of this Preferred Securities Guarantee; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Preferred Guarantee Trustee, the Preferred Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Preferred Securities Guarantee.

               (d) In case an Event of Default shall have occurred and be continuing, the Preferred Guarantee Trustee shall exercise such of the rights and powers vested in it by this Preferred Securities Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

               (e) No provision of this Preferred Securities Guarantee shall be construed to relieve the Preferred Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (i) this subsection shall not be construed to limit the effect of subsection (c) of this Section;

               (ii) the Preferred Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Preferred Guarantee Trustee, unless it shall be proved that the Preferred Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

               (iii) the Preferred Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in liquidation amount of the Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee, or exercising any trust or power conferred upon the Preferred Guarantee Trustee under this Preferred Securities Guarantee; and

               (iv) no provision of this Preferred Securities Guarantee shall require the Preferred Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Preferred Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Preferred Securities Guarantee or indemnity, reasonably satisfactory to the Preferred Guarantee Trustee, against such risk or liability is not reasonably assured to it.

               (f) The Preferred Guarantee Trustee shall be authorized to undertake all actions set forth in Section 317(a) of the Trust Indenture Act.


     SECTION 3.2    Certain Rights of Preferred Guarantee Trustee
                    ---------------------------------------------

               (a) Subject to the provisions of Section 3.1 and to the applicable provisions of the Trust Indenture Act:

               (i) The Preferred Guarantee Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

               (ii) Any request, direction or act of the Guarantor contemplated by this Preferred Securities Guarantee shall be sufficiently evidenced by an Officer's Certificate, or as otherwise expressly provided herein.

               (iii) Whenever, in the administration of this Preferred Securities Guarantee the Preferred Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Preferred Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officer's Certificate.

               (iv) The Preferred Guarantee Trustee may consult with counsel of its selection, and the written advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon such advice or opinion; and any such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees.

               (v) The Preferred Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Preferred Securities Guarantee at the request or direction of any Holder pursuant to this Preferred Securities Guarantee, unless such Holder shall have offered to the Preferred Guarantee Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction.

               (vi) The Preferred Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Preferred Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Preferred Guarantee Trustee shall determine to make any such further inquiry or investigation, it shall (subject to applicable legal requirements) be permitted to examine, during usual business hours, the books, records and premises of the Issuer or the Guarantor, personally or by agent or attorney.

               (vii) The Preferred Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Preferred Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

               (viii) The Preferred Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any rerecording, refiling or registration thereof.

               (ix)      Any action taken by  the Preferred Guarantee Trustee or
          its agents hereunder shall bind the Holders of the Preferred Securities, and the signature of the Preferred Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Preferred Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Preferred Securities Guarantee, both of which shall be conclusively evidenced by the Preferred Guarantee Trustee's or its agent's taking such action.

               (b) No provision of this Preferred Securities Guarantee shall be deemed to impose any duty or obligation on the Preferred Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Preferred Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive or discretionary power or authority available to the Preferred Guarantee Trustee shall be construed to be a duty or obligation.

     SECTION 3.3    Not Responsible for Recitals or Issuance of Guarantee
                    -----------------------------------------------------
                    Securities
                    ----------

               The recitals contained in this Preferred Securities Guarantee shall be taken as the statements of the Guarantor, and the Preferred Guarantee Trustee does not assume any responsibility for their correctness. The Preferred Guarantee Trustee makes no representation as to the validity or sufficiency of this Preferred Securities Guarantee.


                                      ARTICLE IV
                             PREFERRED GUARANTEE TRUSTEE

     SECTION 4.1    Preferred Guarantee Trustee; Eligibility
                    ----------------------------------------

               (a) There shall at all times be a Preferred Guarantee Trustee which shall be:

               (i) a corporation organized and doing business under the laws of the United States, any State or Territory thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least Fifty Million Dollars ($50,000,000) and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority, or

               (ii) if and to the extent permitted by the Commission by rule, regulation or order upon application, a corporation or other Person organized and doing business under the laws of a foreign government, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least Fifty
          Million Dollars ($50,000,000) or the Dollar equivalent of the applicable foreign currency and subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to United States institutional trustees, and, in either case, qualified and eligible under this Article and the Trust Indenture Act. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of such supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

               (b) If at any time the Preferred Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Preferred Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

               (c) If the Preferred Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Preferred Guarantee Trustee and Guarantor (as if it were the obligor referred to in Section 310(b) of the Trust Indenture Act) shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

               (d) The Preferred Guarantee Trustee shall be deemed to be specifically described in this Preferred Securities Guarantee for purposes of clause (i) of the first provision contained in Section 310(b) of the Trust Indenture Act.


     SECTION 4.2    Appointment, Removal and Resignation of Preferred Guarantee
                    -----------------------------------------------------------
                    Trustee
                    -------

               (a) Subject to Section 4.2(b), the Preferred Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor except during an Event of Default under the Indenture.

               (b) The Preferred Guarantee Trustee shall not be removed in accordance with Section 4.2(a) until a Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Preferred Guarantee Trustee and delivered to the Guarantor.

               (c) The Preferred Guarantee Trustee appointed to office shall hold office until a Successor Preferred Guarantee Trustee shall have been appointed or until his death, removal or resignation. The Preferred Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing signed by the Preferred Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Preferred Guarantee Trustee and delivered to the Guarantor and the resigning Preferred Guarantee Trustee.

               (d) If no Successor Preferred Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery of an instrument of removal or resignation, the Preferred Guarantee Trustee resigning or being removed, as applicable, may petition any court of competent jurisdiction for appointment of a Successor Preferred Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper and prescribe, appoint a Successor Preferred Guarantee Trustee.

               (e) No Preferred Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Preferred Guarantee Trustee.

               (f) Upon termination of this Preferred Securities Guarantee or removal or resignation of the Preferred Guarantee Trustee pursuant to this
     Section 4.2, the Guarantor shall pay to the Preferred Guarantee Trustee all amounts accrued to the date of such termination, removal or resignation.


                                      ARTICLE V
                                      GUARANTEE

     SECTION 5.1    Guarantee
                    ---------

               The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

     SECTION 5.2    Waiver of Notice and Demand
                    ---------------------------

               The Guarantor hereby waives notice of acceptance of this Preferred Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

     SECTION 5.3    Obligations Not Affected
                    ------------------------

               The obligations, covenants, agreements and duties of the Guarantor under this Preferred Securities Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

               (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Preferred Securities to be performed or observed by the Issuer;

               (b)  the extension of time for the  payment by the Issuer of  all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Debentures);

               (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Preferred Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

               (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

               (e) any invalidity of, or defect or deficiency in, the Preferred Securities;

               (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

               (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

               There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

     SECTION 5.4    Rights of Holders
                    -----------------

               (a) The Holders of a Majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting of any proceeding for any remedy available to the Preferred Guarantee Trustee in respect of this Preferred Securities Guarantee or exercising any trust or power conferred upon the Preferred Guarantee Trustee under this Preferred Securities Guarantee.

               (b) If the Preferred Guarantee Trustee fails to enforce such Preferred Securities Guarantee, any Holder of Preferred Securities may institute a legal proceeding directly against the Guarantor to enforce the Preferred Guarantee Trustee's rights under this Preferred Securities Guarantee, without first instituting a legal proceeding against the Issuer, the Preferred Guarantee Trustee or any other person or entity. The Guarantor waives any right or remedy to require that any action be brought first against the Issuer or any other person or entity before proceeding directly against the Guarantor.

     SECTION 5.5    Guarantee of Payment
                    --------------------

               This Preferred Securities Guarantee creates a guarantee of payment and not of collection.

     SECTION 5.6    Subrogation
                    -----------

               The Guarantor shall be subrogated to all (if any) rights of the Holders of Preferred Securities against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this Preferred Securities Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Preferred Securities Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Preferred Securities Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

     SECTION 5.7    Independent Obligations
                    -----------------------

               The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Preferred Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Preferred Securities Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.3 hereof.

                                      ARTICLE VI
                                    SUBORDINATION

     SECTION 6.1    Ranking
                    -------

               This Preferred Securities Guarantee will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all other liabilities of the Guarantor and (ii) pari passu with the Common Securities Guarantee and any other guarantee now or hereafter entered into by the Guarantor with respect to any preferred securities issued by any trust, partnership or other entity which is a financing vehicle of the Guarantor, except that, where an Event of Default (as defined in the Indenture) occurs and is continuing, the rights of holders of the Common Securities and the rights of the Guarantor or any Affiliate of the Guarantor to payment in respect of Distributions and payments upon liquidation, redemption and otherwise are subordinated to the rights to payment of Holders of Preferred Securities.

     SECTION 6.2    Effect of Subordination Provisions; Termination
                    -----------------------------------------------

               Notwithstanding anything contained herein to the contrary, other than as provided in the immediately succeeding sentence, all the provisions of this Preferred Securities Guarantee shall be subject to the provisions of this Article Six, so far as the same may be applicable thereto.

               Notwithstanding anything contained herein to the contrary, the provisions of Section 6.1(i) shall be of no further effect with respect to all or a portion of all other liabilities of the Guarantor, and this Preferred Securities Guarantee shall no longer be subordinated in right of payment to such other liabilities of the Guarantor, to the extent that the Guarantor shall have delivered to the Preferred Guarantee Trustee a notice to such effect specifying therein such other liabilities to which this Preferred Securities Guarantee shall no longer be subordinated and shall have taken correlative action with respect to the Common Securities Guarantee.


                                     ARTICLE VII
                                     TERMINATION

     SECTION 7.1    Termination
                    -----------

               This Preferred Securities Guarantee shall terminate upon (i) full payment of the Redemption Price of all Preferred Securities, (ii) upon the distribution of the Debentures to the Holders of all of the Preferred Securities or (iii) upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the Issuer. Notwithstanding the foregoing, this Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of Preferred Securities must restore payment of any sums paid under the Preferred Securities or under this Preferred Securities Guarantee.


                                     ARTICLE VIII
                                   INDEMNIFICATION

     SECTION 8.1    Exculpation
                    -----------

               (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Preferred Securities Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Preferred Securities Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

               (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Preferred Securities might properly be paid.

     SECTION 8.2    Indemnification
                    ---------------

               The Guarantor agrees to indemnify each Indemnified Person for, and to hold each Indemnified Person harmless against, any and all loss, liability, damage, claim or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this Section 8.2 shall survive the termination of this Preferred Securities Guarantee.

                                      ARTICLE IX
                                    MISCELLANEOUS

     SECTION 9.1    Assignment
                    ----------

               The Guarantor may assign its obligations under this Preferred Securities Guarantee and thereupon be released and discharged from all obligations hereunder upon compliance with the conditions set forth in
     Section 1005(a)(i)-(iv) of the Indenture.

     SECTION 9.2    Successors and Assigns
                    ----------------------

               All guarantees and agreements contained in this Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Preferred Securities then outstanding.

     SECTION 9.3    Amendments
                    ----------

               Except with respect to any changes that do not adversely affect the rights of Holders (in which case no consent of Holders will be required), this Preferred Securities Guarantee may only be amended with the prior approval of the Holders of at least a Majority in liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all the outstanding Preferred Securities. The provisions of Section 12.2 of the Declaration with respect to meetings of Holders of the Securities apply to the giving of such approval.

     SECTION 9.4    Notices
                    -------

               All notices provided for in this Preferred Securities Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first class mail, as follows:

               (a) If given to the Preferred Guarantee Trustee, at the Preferred Guarantee Trustee's mailing address set forth below (or such other address as the Preferred Guarantee Trustee may give notice of to the Holders of the Preferred Securities):

                    Wilmington Trust Company
                    Rodney Square North
                    1100 North Market Street
                    Wilmington, Delaware 19890
                    Attention: Corporate Trust Administration
                    Telecopy: (302) 651-1576

               (b) If given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders of the Preferred Securities):

                    The Washington Water Power Company
                    1411 East Mission Avenue
                    Spokane, Washington 99202
                    Attention:  Treasurer
                    Telecopy: (509) 482-4879

               (c) If given to any Holder of Preferred Securities, at the address set forth on the books and records of the Issuer.

               All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

     SECTION 9.5    Benefit
                    -------

               This Preferred Securities Guarantee is solely for the benefit of the Holders of the Preferred Securities and, subject to Section 3.1(a), is not separately transferable from the Preferred Securities.

     SECTION 9.6    Governing Law
                    -------------

               THIS PREFERRED SECURITIES GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

     SECTION 9.7    Counterparts
                    ------------

               This Preferred Securities Guarantee may contain more than one counterpart of the signature page and this Preferred Securities Guarantee may be executed by the affixing of the signature of each of the parties hereto to one of such counterpart signature pages. All of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.



               THIS PREFERRED SECURITIES GUARANTEE is executed as of the day and year first above written.

                         THE WASHINGTON WATER POWER
                         COMPANY, as Guarantor


                         By:_________________________
                         Name: _____________
                         Title: _________



                         WILMINGTON TRUST COMPANY, as
                         Preferred Guarantee Trustee


                         By:_________________________
                         Name: _____________
                         Title: _________